Exhibit 99.2

CIBER, Inc.

6363 S. Fiddler’s Green Circle, Suite 1400

Greenwood Village, CO  80111

www.ciber.com

For Immediate Release	Contact:	Doug Eisenbrandt
Director/Investor Relations
303-220-0100
deisenbrandt@ciber.com

CIBER REPORTS FOURTH QUARTER AND FISCAL 2009 RESULTS

GREENWOOD VILLAGE, Colorado — February 22, 2010 — Today CIBER, Inc. (NYSE: CBR), reported fourth quarter and fiscal 2009 results.

Management Comments

“The close of 2009 marked the end of the most difficult year globally in decades.  Because of our refocused IT solutions strategy, CIBER posted profits and positive cash flow every quarter, despite an organic decrease in annual revenue of approximately 10%.  We also raised equity and secured new credit arrangements,” said Mac Slingerlend, CIBER’s President and Chief Executive Officer.  “We grew most in our offshore India-based operations, which are now a scaling, credible complement to our global business model.  The recovery in our U.S. SAP Practice was an exceptional highlight of 2009.  Our Federal Division won several multiple award contracts, harbingers of future growth.  And, our International Division posted solid top line results in the face of fiscal headwinds, but it was more limited as to labor cost flexibility.  Finally, our now separately segmented IT Outsourcing Division made great foundational strides and is positioned for a stronger performance in 2010 and beyond.  The challenges of 2009 have become our impetus for 2010.”

Financial Highlights

•                  Fourth quarter revenue was $262.3 million and fiscal revenue was $1.038 billion.  In local currency, revenue was up 1% sequentially, compared to contracting almost 10% for the fiscal year.

•                  Operating income was $6.2 million for 4Q09, and $27.8 million for fiscal 2009.

•                  Net income was $2.5 million for 4Q09, and fiscal 2009 net income was $15.0 million.

•                  GAAP EPS was $0.04/share for 4Q09, after a tax rate of 41%, which compares to $0.09 the year earlier quarter when EPS was aided by our income tax rate of only 4%.

•                  Fiscal GAAP EPS of $0.22/share compares to $0.45/share a year ago.  Fiscal year tax rates increased to 34% from 30% a year earlier.

•                  Diluted share count of 69.7 million for 4Q09 and 68.1 million for fiscal 2009 include the share issuance in 1Q09.  The 4Q09 diluted share count was 16% higher than a year ago.  No new share offerings are contemplated and the Company continues to purchase shares, using its cash flow, in open market transactions.

•                  Free Cash Flow (Net Income + Depreciation + Amortization + Share Based Comp - Cap Ex) for fiscal 2009 was $27.4 million; 4Q09 diluted shares outstanding were 69.7 million.  Other changes in working capital added another $45.1 million, or $72.5 million for the year, when diluted shares outstanding were 68.1 million.

Operational Highlights (by Division)

The Company has modified its services segmentation for 2009 to align with how the business will be managed in 2010.  CIBER IT Outsourcing (ITO) is now segmented separately; ITO was previously reported within both Custom Solutions and European Divisions, the latter of which is now referred to as “International.”  A few other minor reclassifications are part of this reporting, as well.

Custom Solutions

•                  This Division endured most of Corporate America’s stress.  For 2010, this Division has refreshed its go-to-market, revenue acquisition programs and realigned regions to emphasize our complementary offshore global delivery capacity.

India

•                  CIBER India grew throughout 2009, following the January acquisition of Iteamic in Bangalore.  Ending 2009 with its highest headcounts, more growth is anticipated offshore in 2010.

International

Europe

•                  Operations had surprisingly resilient performances in 2009.  Headcounts fell less than 3% for the calendar year and grew after August.  Multi-country wins in SAP and ITO solutions underpin their confidence in 2010, and improvements in consultant utilization will improve contribution margins.

Asia Pacific

•      Australia/New Zealand had a solid fourth quarter and are positively positioned as 2010 begins.

•      Chinese operations have been reorganized with new local leadership and expect growing footholds in 2010.

IT Outsourcing (ITO)

•                  Now separately reported, this division operates globally and offers solutions from help desks and hosting to software rollouts and security monitoring, to server virtualization and more, in data centers in the U.S., U.K., Netherlands and Spain, and global support centers in the U.S., U.K. and India.  After enduring multiple customer financial struggles in late 2008 and 2009, ITO is poised for stronger contributions in 2010.

Federal Government

•                  Early hopes for 2009 were dashed by the inability of the new Presidency to take action on IT matters, which remained the standard through year-end.  However, this Division succeeded in winning the vast majority of its 2009 re-competes and won several new multiple award contracts (ID/IQs, Schedules and GWACs), which position it to have its first “up year” in 2010 since 2004.

U.S. ERP

•                  This Division had a very strong performance in 2009, growing its revenue by over 3% and operating contributions by over $8.5 million, rebounding tremendously from 2008.  The U.S. SAP Practice was profitable for the last three quarters of 2009 and has a solid start to 2010.  Our Oracle and Lawson Practices have significant carry-over work into 2010 and our Technology Solutions Group Practice had a good 4Q09.  All of its Practices are anticipating better results in 2010.

Balance Sheet Data: (Dec. 31st, 2009)

•                  The Company reduced its debt by almost $70.0 million (41%) in 2009.  This was the result of an equity issuance of $23.2 million, repatriation of $22.3 million, collection of some older receivables and the Company’s cash flow from operations.  Debt-to-capital was down to 16%.

•                  Cash was $67.4 million and net debt was just $30.8 million.

•                  Working Capital was $136.9 million.

Bookings

Fourth quarter wins were a solid 1.1:1 book-to-bill ratio, and helped the year remain above 1:1.  Our Federal Division led the way in 4Q09 multi-year wins at approximately $120 million.

Outlook

•                  The Company is encouraged that 2010 will reflect the nascent global economic recovery and that it will report organic growth in revenue and earnings.  The first calendar quarter, however, is always a challenge in the IT Services industry due to slow budget approvals, global holidays and higher U.S. employment taxes.  Based on the recent strength of the U.S. dollar, which is now stronger than the average of all of 2009, management believes 1Q10 revenue will be $252.5-257.5 million and GAAP EPS will be $0.05-0.06/share.  For fiscal 2010, the Company projects revenue of $1.025-1.045 billion and GAAP EPS of $0.25-0.29/share.  For the year, the Company is projecting the U.S. dollar to be stronger by 2-3% compared to 2009.

Conference Call and Webcast

A webcast to discuss the Company’s financial results and outlook will be held at 4:30 p.m. EST on Monday, February 22, 2010 and may be heard live by visiting the Investor Relations portion of the Company website at www.ciber.com/cbr/.  To participate in the call, dial 877-941-6009 within the United States, and 480-629-9771 internationally, using the conference ID number 4205293.  A replay of the conference call will be available for 30 days by dialing 800-406-7325 within the United States, and 303-590-3030 internationally, using the ID number 4205293.  The replay will also be available on CIBER’s website.

About CIBER, Inc.

CIBER, Inc. (NYSE: CBR) is a pure-play international IT outsourcing and software implementation and integration consultancy with superior value-priced services and reliable delivery for both private and government sector clients. CIBER’s services are offered globally on a project- or strategic-staffing basis, in both custom and enterprise resource planning (ERP) package environments, and across all technology platforms, operating systems and infrastructures. Founded in 1974 and headquartered in Greenwood Village, Colo., CIBER now serves client businesses from over 40 U.S. offices, 25 European offices and seven offices in Asia/Pacific. Operating in 18 countries, with more than 8,000 employees and annual revenue in excess of $1 billion, CIBER and its IT specialists continuously build and upgrade clients’ systems to “competitive advantage status.”  CIBER is included in the Russell 2000 Index and the S&P Small Cap 600 Index. CIBER, the Reliable Global IT Services Partner.  www.ciber.com.

Forward-Looking and Cautionary Statements

Statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the Company’s filings with the Securities and Exchange Commission.  CIBER undertakes neither intention nor obligation to publicly update or revise any forward-looking statements.  CIBER and the CIBER logo are trademarks or registered trademarks of CIBER, Inc.  Copyright© 2009.

CIBER, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
In thousands, except per share data	2008	2009	2008	2009
Consulting services	$265,749	$249,609	$1,133,233	$992,779
Other revenue	13,809	12,645	58,334	44,921
Total revenue	279,558	262,254	1,191,567	1,037,700

Cost of consulting services	196,995	191,043	829,806	750,164
Cost of other revenue	8,431	7,686	37,281	28,243
Selling, general and administrative expenses	64,268	55,764	264,268	225,643
Amortization of intangible assets	1,451	1,520	6,274	5,891
Operating income	8,413	6,241	53,938	27,759
Other expense, net	2,535	1,918	14,045	4,848
Income before income taxes	5,878	4,323	39,893	22,911
Income tax expense	236	1,772	12,080	7,795
Consolidated net income	5,642	2,551	27,813	15,116
Less: Net income - noncontrolling interests	105	19	929	158
Net income attributable to CIBER, Inc.	$5,537	$2,532	$26,884	$14,958

Earnings per share — diluted	$0.09	$0.04	$0.45	$0.22

Weighted average shares — diluted	60,100	69,707	60,389	68,107

For the three months ended December 31, 2008 and 2009, respectively, earnings per share — basic were $0.09 and $0.04 and weighted average shares — basic were 60,073 and 69,530.

For the years 2008 and 2009, respectively, earnings per share — basic were $0.45 and $0.22 and weighted average shares — basic were 60,092 and 67,996.

CIBER, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

In thousands	December 31, 2008	December 31, 2009

Assets
Current assets:
Cash and cash equivalents	$48,849	$67,424
Accounts receivable, net	235,066	213,100
Prepaid expenses and other current assets	20,633	22,727
Deferred income taxes	4,883	6,627
Total current assets	309,431	309,878

Property and equipment, net	27,372	24,830
Intangible assets, net	449,813	455,898
Other assets	10,904	12,650
Total assets	$797,520	$803,256

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion, long-term bank debt	$2,002	$10,697
Accounts payable	35,373	33,981
Accrued compensation and related liabilities	62,437	65,747
Other accrued expenses and liabilities	42,512	52,197
Income taxes payable	1,874	10,402
Total current liabilities	144,198	173,024

Long-term bank debt	165,710	87,500
Deferred income taxes	34,288	36,486
Total liabilities	344,196	297,010

Total shareholders’ equity	453,324	506,246
Total liabilities and shareholders’ equity	$797,520	$803,256

CIBER, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended December 31,
In thousands	2008	2009

Operating activities:
Net income	$27,813	$15,116
Depreciation	12,519	11,719
Amortization of intangible assets	6,274	5,891
Other, net	45,565	48,821
Net cash provided by operating activities	92,171	81,547

Investing activities:
Acquisitions, net of cash acquired	(7,790)	(4,330)
Purchases of property and equipment, net	(14,680)	(9,059)
Other, net	233	—
Net cash used in investing activities	(22,237)	(13,389)

Financing activities:
Employee stock purchases and options exercised	4,030	2,404
Purchases of treasury stock	(8,109)	(4,998)
Borrowings (payments) on long-term bank debt, net	109,021	(69,516)
Retirement of debentures	(149,495)	—
Sales of common stock	—	23,220
Other, net	(5,379)	(3,693)
Net cash used in financing activities	(49,932)	(52,583)

Effect of foreign exchange rate changes on cash	(2,870)	3,000
Net increase in cash and cash equivalents	17,132	18,575
Cash and cash equivalents, beginning of period	31,717	48,849
Cash and cash equivalents, end of period	$48,849	$67,424

Selected Financial Information

Unaudited Reconciliation of Non-GAAP and Segment Financial Measures

I.              EBITDA Reconciliation to Net Income ($ in thousands)

	Three Months Ended			Twelve Months Ended
	Dec. 31, 2008	Sept. 30, 2009	Dec. 31, 2009	Dec. 31, 2008	Dec. 31, 2009

Net income attributable to CIBER, Inc.	$5,537	$3,505	$2,532	$26,884	$14,958
Net income - noncontrolling interests	105	54	19	929	158
Consolidated net income	5,642	3,559	2,551	27,813	15,116
Income tax expense	236	1,401	1,772	12,080	7,795
Income before income taxes	5,878	4,960	4,323	39,893	22,911
Other expense, net	2,535	2,074	1,918	14,045	4,848
Operating income	8,413	7,034	6,241	53,938	27,759
Share-based compensation	902	817	777	3,439	3,763
Amortization	1,451	1,506	1,520	6,274	5,891
Depreciation	3,006	2,982	2,712	12,519	11,719
EBITDA	$13,772	$12,339	$11,250	$76,170	$49,132

        Reconciliation of Revenue Growth Components ($ in Millions)

Sequential Three Months Ended

Practices	Sep. 30, 2009	Organic	Acquired	Foreign Exchange	Total	Dec. 31, 2009

Custom Solutions	$89.2	-4.9%	—%	—%	-4.9%	$84.8

International	87.0	6.7	—	4.1	10.8	96.4

IT Outsourcing	18.9	2.2	—	0.4	2.6	19.4

Federal	29.2	2.1	—	—	2.1	29.8

US ERP	32.1	-0.6	—	—	-0.6	31.9

	$256.4	0.9%	—%	1.4%	2.3%	$262.3

Three Months Ended

Practices	Dec. 31, 2008	Organic	Acquired	Foreign Exchange	Total	Dec. 31, 2009

Custom Solutions	$107.3	-22.3%	1.3%	—%	-21.0%	$84.8

International	93.6	-8.7	—	11.7	3.0	96.4

IT Outsourcing	18.3	4.9	—	1.1	6.0	19.4

Federal	30.7	-2.9	—	—	-2.9	29.8

US ERP	29.7	7.4	—	—	7.4	31.9

	$279.6	-10.7%	0.5%	4.0%	-6.2%	$262.3

Years Ended

Practices	Dec. 31, 2008	Organic	Acquired	Foreign Exchange	Total	Dec. 31, 2009

Custom Solutions	$463.6	-21.7%	1.1%	—%	-20.6%	$367.9

International	405.9	-4.1	0.2	-10.0	-13.9	349.4

IT Outsourcing	72.5	6.3	—	-1.1	5.2	76.3

Federal	127.4	-7.7	—	—	-7.7	117.6

US ERP	122.2	3.5	—	—	3.5	126.5

	$1,191.6	-9.9%	0.5%	-3.5%	-12.9%	$1,037.7

III.           Segment Operating Results Analysis

($ in millions)

	Three Months Ended				Year Ended
	Dec. 31, 2008		Dec. 31, 2009		Dec. 31, 2008		Dec. 31, 2009
	$	%	$	%	$	%	$	%
Revenue
Custom Solutions(1)
Commercial	$86.3	31	$68.7	27	$343.6	29	$290.6	28
State & Local	21.0	7	16.1	6	120.0	10	77.3	8
Sub	107.3	38	84.8	33	463.6	39	367.9	36

International	93.6	33	96.4	37	405.9	34	349.4	34

IT Outsourcing	18.3	7	19.4	7	72.5	6	76.3	7

Federal	30.7	11	29.8	11	127.4	11	117.6	11

U.S. ERP
Commercial	14.0	5	12.8	4	48.0	4	51.9	5
State & Local	15.7	6	19.1	8	74.2	6	74.6	7
Sub	29.7	11	31.9	12	122.2	10	126.5	12

Total	$279.6	100%	$262.3	100%	$1,191.6	100%	$1,037.7	100%

	Three Months Ended				Year Ended
	Dec. 31, 2008		Dec. 31, 2009		Dec. 31, 2008		Dec. 31, 2009
	$	%	$	%	$	%	$	%
EBITA
Custom Solutions(1)	$8.5	8	$3.6	4	$45.1	10	$24.1	7

International	7.5	8	6.1	6	30.8	8	20.1	6

IT Outsourcing	(1.1)	(6)	(0.7)	(4)	(0.2)	0	(1.8)	(2)

Federal	1.5	5	1.2	4	8.7	7	6.0	5

U.S. ERP	(0.1)	(-)	2.8	9	1.2	1	9.8	8

Corporate	(6.4)	(2)	(5.3)	(2)	(25.4)	(2)	(24.5)	(2)
EBITA	9.9	4	7.7	3	60.2	5	33.7	3
Amortization	(1.5)	(1)	(1.5)	(1)	(6.3)	—	(5.9)	—
Operating Income	$8.4	3%	$6.2	2%	$53.9	5%	$27.8	3%

Note:  India operations are in Custom Solutions; Custom Solutions also includes domestic eliminations.

(1)          These Divisions were combined in 2009 and prior revenue partially reclassified, accordingly, margins cannot be accurately separated.

(2)          Public sector business also exists in the International Division, both national and local; it is approximately 5% of these revenues.

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